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                                                                   EXHIBIT 10.1



                                A G R E E M E N T


         This agreement is made the 21st day of October 1996 between Quantum International Limited, an English company ("Quantum"), and David Carman.

         The purpose of this agreement is to set forth the terms of the separation of David Carman as an employee of Quantum pursuant to an Employment Agreement between Quantum and Carman dated June 1, 1993, as amended (the "Contract"). Pursuant to Section 7(c) of the Contract, Carman's employment by Quantum ended on September 29, 1996.

         The parties, intending to be legally bound, agree as follows:

         1. Compensation After the Date of Termination. Quantum will make the payments to Carman contemplated by Section 7(d)(1)(i) of the Contract from the date of termination on September 29, 1996 until May 31, 1997, the expiration of the term of the Contract, subject to applicable withholding taxes and other legally required deductions. Quantum intends to continue withholding and deductions at the same rates as have been in effect. If during such period Carman accepts employment he might not otherwise accept under


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Section 9(a)(1) of the Contract, he will promptly notify Quantum of such employment and provide Quantum with information about payments of salary and other guaranteed amounts, so that the appropriate offsets contemplated by
Section 7(d)(1(i) can be made.

         2. Benefits After the Date of Termination. Notwithstanding the provisions of Section 7(d)(1)(ii) of the Contract, Carman shall not be entitled to any compensation pursuant to the 1995 Management Incentive Plan of NMC, nor be entitled to any outplacement services.

         3. The Contract. Except to the extent modified in Sections 1 and 2 of this agreement, the Contract will remain in full force and effect after the date hereof and each of its provisions, including but not limited to Section 9 relating to competition, trade secrets, injunctive relief, among other things, are confirmed.

         4. Directorships and Officerships. Carman hereby confirms his resignation as an officer and as a director of Quantum, and of each subsidiary or affiliate of Quantum of which he is currently serving as a director or officer, effective at the close of business on October 16, 1996.

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         5. Supplemental Payments. It is understood that any credit card or other charges to NMC received after the date hereof that are attributable to the matters covered by the reimbursement payments previously made will be deducted from Carman's compensation. The Company will process any business expenses submitted to it by Carman and incurred prior to July 29, 1996 in the ordinary course.

         6. Releases.
            (a) In consideration of the payments and arrangements in this Agreement, Carman, for himself and on behalf of each of his heirs, executors, administrators, legal representatives and assigns does hereby remise, release and forever discharge Quantum, and each and every of the predecessors, successors, parents, subsidiaries, affiliates, assigns, directors, officers, shareholders, employees or agents of Quantum, both current and former (hereinafter "the Quantum Released Parties"), of and from every claim, demand, right of action or cause of action whatsoever, and from all debts, obligations, costs (including but not limited to attorney's fees), expenses, damages, losses and liabilities whatsoever, whether known or unknown, that Carman ever had, now has, or hereafter may have against the Quantum Released Parties arising out of or relating to any matter, thing, or event occurring up to and including the date

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of this agreement, relating to the Contract or to Carman's employment by Quantum and its subsidiaries, or to his separation or to his status as a director or officer, including claims arising under any statute, ordinance, rule, regulation or common-law principle. Notwithstanding the foregoing, nothing in this section is intended to diminish any rights that Carman may have as a former officer or director under any indemnification provisions providing indemnification to Carman. If, notwithstanding the foregoing, Carman makes any claim against Quantum with respect to the matters covered by this paragraph, Carman shall forfeit his rights to any further payment hereunder or under the Contract.

            (b) In consideration of the payments and arrangements in this Agreement, Quantum, for itself and on behalf of its successors and assigns does hereby remise, release and forever discharge Carman and his heirs, executors, administrators, legal representatives and assigns (hereinafter "the Carman Released Parties"), of and from every claim, demand, right of action or cause of action whatsoever, and from all debts, obligations, costs (including but not limited to attorney's fees), expenses, damages, losses and liabilities whatsoever, whether known or unknown, that Quantum ever had, now has, or hereafter may have against the Quantum Released Parties arising out of or relating to any matter,

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thing, or event occurring up to and including the date of this Agreement, relating to the Contract or to Carman's employment by Quantum and its subsidiaries, or to his separation or to his status as a director or officer, including claims arising under any statute, ordinance, rule, regulation or common-law principle, except as contemplated in this Agreement.


         7. Confidentiality. Neither Quantum nor Carman will issue any press release or publish any public document or make any public statement relating to or connected with or arising out of any matters relating to his employment by NMC or Quantum or its termination or any matters contained in this Agreement without the prior written consent of the other as to its contents and the manner of its presentation and publication except as may be required by law or regulation. Except as set out in this paragraph the contents of this Agreement shall remain entirely confidential except that each party may disclose it to the Inland Revenue and to their respective professional advisers.

         8. Dispute Resolution. The parties will endeavor to settle any dispute without resort to litigation or arbitration. If, however, a dispute under this Agreement becomes the subject of

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litigation or arbitration, the trier of fact shall award the attorney's fees of each party as he or she may see fit to recognize the relative merits of the positions of each party.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as a deed on the date first above written.


                                               Quantum International Limited

SIGNED as a Deed by        )
QUANTUM INTERNATIONAL      )                 By:/s/__________________________
LIMITED acting by          )                       Director and Vice Chairman
___________________ and    )
___________________.                         ________________________________
                                             [Director]         [Secretary]


SIGNED as a Deed and       )
sealed by DAVID CARMAN     )

in the presence of:        )         /s/
                                     ---------------------------------------

Witness signature:                   /s/
                                     ---------------------------------------
Name:

Address:

Occupation:


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